AMENDMENT TO AGREEMENT AND PLAN OF MERGER

This Amendment to Agreement and Plan of Merger (this “Amendment”) is made and entered into as of September 6, 2006, amending the Agreement and Plan of Merger made and entered into as of August 11, 2006, by and among Ameralink, Inc., a Nevada corporation (“Ameralink”), AMLK Sub Corp., a Nevada corporation (“Merger Sub”) and wholly owned subsidiary of Ameralink, 518 Media, Inc., a California corporation (“518”) and the stockholders of 518 as set forth on the signature pages to this Amendment (“518 Stockholders”).

RECITALS

WHEREAS, Ameralink, 518, Merger Sub and 518 Stockholders (collectively, Ameralink, 518, Merger Sub and 518 Stockholders are referred to as the “Parties”) entered into that certain Agreement and Plan of Merger dated as of August 11, 2006 (the “Merger Agreement”); and

WHEREAS, a clerical error was made in the calculation of the number of shares held by Robert Freiheit and Thomas Manz in the Merger Agreement and the Parties desire to correct this error by amending the Merger Agreement as set forth in this Amendment and have agreed to execute and deliver this Amendment on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises and mutual agreements contained herein and in the Merger Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.    Miscellaneous. For all purposes of this Amendment, except as otherwise expressly provided or unless the context otherwise requires, (a) unless otherwise defined herein, all capitalized terms used herein shall have the meanings attributed to them by the Merger Agreement, (b) the capitalized expressly defined in this Amendment have the meanings assigned to them in this Amendment and include (i) all genders and (ii) the plural as well as the singular, (c) all references to words such as “herein”, “hereof” and the like shall refer to this Amendment as a whole and not to any particular article or section within this Amendment, (d) the term “include” and all variations thereon shall mean “include without limitation”, and (e) the term “or” shall include “and/or”.

2.    Amendment to Section 5.12 (a). Section 5.12(a) shall be amended and restated in its entirety to read as follows:

5.12   Ameralink Restructuring. At or prior to the Closing, Ameralink shall:

(a)    forward split one for sixty the 26,400 shares of issued and outstanding common stock which are not owned by its directors Robert Freiheit and Thomas Manz and cause Robert Freiheit and Thomas Manz to waive participation in the forward split with respect to their 6,973,600 shares, resulting in 1,584,000 post forward split shares of common stock issued and outstanding which together with the directors’ 6,973,600 shares will result in a total of 8,557,600 shares of common stock issued and outstanding;

3.    No Other Changes. Except as expressly modified or amended in this Amendment, all of the terms, covenants, provisions, agreements and conditions of the Merger Agreement are hereby ratified and confirmed in every respect and shall remain unmodified and unchanged and shall continue in full force and effect.

4.   Counterparts. This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

5.   Governing Law. This Amendment shall be governed by and construed in accordance with the law of the State of California.

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute this Amendment to Agreement and Plan of Merger as of the date first above written.

518 MEDIA, INC.:

By:	/s/ Peter Langs
Peter Langs President

AMERALINK, INC.:

By:	/s/ Robert Freiheit
Robert Freiheit, President

AMLK SUB CORP.

By:	/s/ Robert Freiheit
Robert Freiheit, President

518 STOCKHOLDERS

/s/ Peter Langs
Name: Peter Langs

/s/ Wayne Mogel
Name: Wayne Mogel

/s/ Frank W. DeMille
Name: Frank W. DeMille

/s/ Gerard N. Casale Jr.
Name: Gerard N. Casale Jr.